UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Robinson Road #17-01B, Singapore 068898

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Gorilla Networks Pte Ltd Subscription Agreement.

On January 19, 2026, Society Pass Incorporated (the “Company”) entered into a subscription agreement with Gorilla Networks Pte Ltd, a company incorporated under the laws of the Republic of Singapore (“Gorilla”), and Ascendance Group Limited, an exempted company incorporated under the laws of the Cayman Islands (“Ascendance,” and together with the Company, the “Subscribers”). Pursuant to the agreement, the Subscribers agreed to purchase an aggregate of 7,031,765 shares of Gorilla’s common stock at a purchase price of US$0.27 per share, for an aggregate consideration of US$1,898,577. The aggregate consideration consists of US$400,000 in cash and 333,017 shares of common stock of NusaTrip Incorporated, a Nevada corporation listed on the NASDAQ Capital Market (“NusaTrip”), which are owned by the Company and delivered as non-cash consideration. Under the agreement, Gorilla will issue and deliver 4,570,647 shares to the Company and 2,461,118 shares to Ascendance. The Company will fund Ascendance’s subscription amount and the 2,461,118 shares of Gorilla issued to Ascendance represent consideration for advisory services previously provided by Ascendance to the Company.

Sapience AI Incorporated Subscription Agreement.

On the same date, the Company entered into a subscription agreement with Sapience AI Incorporated, a Nevada corporation (“Sapience”), and Ascendance. Pursuant to the agreement, the Subscribers agreed to purchase an aggregate of 10,234 shares of Sapience’s common stock, par value US$0.0001 per share, at a purchase price of US$860.00 per share, for an aggregate consideration of US$8,801,430. The aggregate consideration consists of US$600,000 in cash and 1,822,540 shares of NusaTrip, which are owned by the Company and delivered as non-cash consideration. Under the agreement, Sapience will issue and deliver 6,652 shares to the Company and 3,582 shares to Ascendance. The Company will fund Ascendance’s subscription amount and the 3,582 shares of Sapience issued to Ascendance represent consideration for advisory services previously provided by Ascendance to the Company.

Closing Conditions

The agreements provide for customary closing conditions, including completion of necessary corporate actions, the accuracy of representations and warranties at signing and closing (subject to materiality qualifiers), performance and compliance with covenants, and the absence of governmental restraints or legal prohibitions.

The foregoing descriptions of the Gorilla subscription agreement and the Sapience subscription agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Subscription Agreement with Gorilla Networks Pte Ltd.
10.2*	Subscription Agreement with Sapience AI Incorporated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Society Pass Incorporated will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Raynauld Liang
	Name:	Raynauld Liang
	Title:	Chief Executive Officer

Date: January 21, 2026

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